UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2015

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Changes

On August 17, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Five Prime Therapeutics, Inc. (the “Company”) approved the following increases in annual base salary and annual target bonus for the Company’s named executive officers (each, a “Named Officer”), with all such increases becoming effective on August 17, 2015: (i) an increase in Lewis T. William’s annual target bonus from 50% to 60% of his annual base salary; (ii) an increase to Julia Hambleton’s annual base salary from $400,000 to $425,000 and an increase in her annual target bonus from 40% to 45% of her annual base salary; and (iii) an increase to Aron Knickerbocker’s annual base salary from $375,000 to $400,000 and an increase in his annual target bonus from 40% to 45% of his annual base salary.

On August 20, 2015, the Board of Directors of the Company approved a change in title for Julia Hambleton and Aron Knickerbocker, with all such changes becoming effective immediately. The new titles of the two Named Officers are identified in the table below:

Name	Title
Julie Hambleton	Executive Vice President and Chief Medical Officer
Aron M. Knickerbocker	Executive Vice President and Chief Business Officer

Grant of Restricted Shares

On August 20, 2015, the Committee granted 75,000 shares of restricted common stock of the Company (the “Restricted Shares”) to each of the Company’s Named Officers and its principal financial officer, Marc L. Belsky. One-half of the Restricted Shares will vest on September 1, 2016, and the remaining Restricted Shares will vest on March 1, 2017, subject in each case to the individual’s continued service to the Company through such date.

Grant of Stock Options

On August 17, 2015, the Committee approved the grant of options to purchase shares of common stock of the Company to the Named Officers and the Company’s principal financial officer as part of the Company’s annual equity grant program, which grants are identified in the table below. Each option will vest with respect to 1/48th of the shares monthly beginning on September 17, 2015, subject to each individual’s continued service to the Company.

Name	Number of Option Shares
Lewis T. Williams	125,000
Julie Hambleton	75,000
Aron M. Knickerbocker	75,000
Marc L. Belsky	45,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis W. Sarena
Francis W. Sarena
Executive Vice President, General Counsel & Secretary

Dated: August 21, 2015